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                                                                  Exhibit 14(b)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 4, 1997 for New USA Growth Fund and to all references to our firm included in or made a part of Post-Effective Amendment No. 1 to Registration Statement File Nos. 333-23129 and 811-4775, respectively.

Arthur Andersen LLP

Boston, Massachusetts
April 25, 1997